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                                    EXHIBIT 23.1


             CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Citation Corporation and subsidiaries on Form S-4 of our report dated November 13, 1995, on our audits of the consolidated financial statements of Citation Corporation and subsidiaries as of October 1, 1995 and October 2, 1994, and for the years ended October 1, 1995, October 2, 1994 and October 3, 1993, which report is included in the Annual Report on Form 10-K for the
fiscal year ended October 1, 1995.   We also consent to the reference to our
firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.



Birmingham, Alabama
September 27, 1996